      As filed with the Securities and Exchange Commission on May 22, 1996

                                                           REGISTRATION NO. 33 -
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                              ---------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                   UNDER THE
                            SECURITIES ACT OF 1933
                              ---------------

                   NUMBER NINE VISUAL TECHNOLOGY CORPORATION
            (Exact name of Registrant as specified in its charter)

          DELAWARE                                             04-2821358
(State or other jurisdiction                                 (I.R.S. Employer
of incorporation or organization)                           Identification No.)

                              18 HARTWELL AVENUE
                        LEXINGTON, MASSACHUSETTS 02173
                                (617) 674-0009
                   (Address of Principal Executive Offices)

           NUMBER NINE VISUAL TECHNOLOGY CORPORATION 1996 EMPLOYEE,
                   DIRECTOR AND CONSULTANT STOCK OPTION PLAN
                           (Full title of the plan)

              ANDREW NAJDA, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                   NUMBER NINE VISUAL TECHNOLOGY CORPORATION
                              18 Hartwell Avenue
                        Lexington, Massachusetts 02173
                                (617) 674-0009
   (Name, address, including zip code, and telephone number, including area code, of agent for service)

                              ---------------


                        CALCULATION OF REGISTRATION FEE

===========================================================================================================

                                                       Proposed           Proposed
                                                       maximum             maximum
           Title of                Amount to be     offering price        aggregate          Amount of
  securities to be registered     registered/(1)/   per share/(2)/   offering price/(2)/   registration fee


Common Stock, $.01 par value          575,000           $6.6875           $3,845,313          $1,325.87
                                      325,000           $6.625            $2,153,125          $  742.40
                                      -------                             ----------          ---------
                                      900,000                             $5,998,438          $2,068.27
===========================================================================================================

(1) The number of shares of common stock, par value $.01 per share ("Common Stock"), stated above consists of the aggregate number of shares which may be sold upon the exercise of options which have been granted and/or may hereafter be granted under the Number Nine Visual Technology Corporation 1996 Employee, Director and Consultant Stock Option Plan. The maximum number of shares which may be sold upon the exercise of such options granted under the Plans is subject to adjustment in accordance with certain anti-dilution and other provisions of said Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2) This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act as follows: (i) in the case of shares of Common Stock for which options have not yet been granted and the option price of which is therefore unknown, the fee is calculated on the basis of the average of the high and low sale prices per share of the Common Stock in the National Market of the Nasdaq Stock Market, Inc. as of a date (May 15, 1996) within 5 business days prior to filing this Registration Statement; and (ii) in the case of shares of Common Stock which may be purchased upon exercise of outstanding options, the fee is calculated on the basis of the price at which the options may be exercised.

===============================================================================

                               EXPLANATORY NOTE
                               ----------------


          In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plan.

                               TABLE OF CONTENTS


PART II   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT............ II-1

SIGNATURES.............................................................. II-4

INDEX TO EXHIBITS FILED WITH FORM S-8 REGISTRATION STATEMENT............ II-6

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Certain Documents by Reference.
- ---------------------------------------------------------

          The following documents filed by the Registrant with the Commission are incorporated herein by reference:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 30, 1995, as amended by Amendment No. 1 on Form 10-K/A.

          (b) The description of the Common Stock contained in the Registrant's Registration Statement on Form 8-A (File No. 0-25898) filed under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

          All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

Item 4.   Description of Securities.
- -----------------------------------

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.
- ------------------------------------------------

          The validity of the issuance of the shares of Common Stock registered under this Registration Statement has been passed upon for the Company by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. of Boston, Massachusetts. Attorneys at Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. own an aggregate of approximately 1,500 shares of Common Stock of the Company.

Item 6.   Indemnification of Directors and Officers.
- ---------------------------------------------------

          Incorporated herein by reference from the Registrant's Registration Statement on Form S-1 (File No. 33-91002).

Item 7.   Exemption from Registration Claimed.
- ---------------------------------------------

          Not applicable.

Item 8.   Exhibits.
- ------------------

          (4.1) Form of Common Stock Certificate (Filed as Exhibit 4.2 to Registration Statement on Form S-1, as amended, File No. 33-91002, and incorporated herein by reference).

          (4.2)  Article Fourth of Restated Certificate of Incorporation
                 (Filed as Exhibit 3.2 to the Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1995, and incorporated herein by reference).

          (4.3) Restated By-Laws (Filed as Exhibit 3.4 to Registration Statement on Form S-1, as amended, File No. 33-91002, and incorporated herein by reference).

          (5) Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.

         (10.1) Number Nine Visual Technology Corporation 1996 Employee, Director and Consultant Stock Option Plan.

         (23.1) Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5).

         (23.2)  Consent of Coopers & Lybrand L.L.P.

          (24) Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement).

Item 9.   Undertakings.
- ----------------------

(a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          The Registrant. Pursuant to the requirements of the Securities Act of
          --------------
1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on May 22, 1996.


                                            NUMBER NINE VISUAL TECHNOLOGY
                                            CORPORATION



                                            By: /s/ Andrew Najda
                                                -------------------------------
                                                ANDREW NAJDA
                                                CHIEF EXECUTIVE OFFICER
                                                AND CHAIRMAN OF THE BOARD


          Each person whose signature appears below constitutes and appoints Andrew Najda and Daniel W. Muehl, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Number Nine Visual Technology Corporation, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

          PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON MAY 22, 1996.

          Signature                         Title
          ---------                         -----



/s/ Andrew Najda                       Chief Executive Officer (principal
- -----------------------------                    executive officer) and
Andrew Najda                                     Chairman of the Board



/s/ Daniel W. Muehl                    Acting Chief Financial Officer
- -----------------------------                    and Controller (principal
Daniel W. Muehl                                  financial and accounting
                                                 officer)



/s/ Stanley W. Bialek                  Director
- -----------------------------
Stanley W. Bialek


/s/ Gill Cogan                         Director
- -----------------------------
Gill Cogan

/s/ Paul R. Low                        Director
- -----------------------------
Dr. Paul R. Low


/s/ Fouad H. Nader                     Director
- -----------------------------
Dr. Fouad H. Nader


/s/ William H. Thalheimer              Director
- -----------------------------
William H. Thalheimer

                   NUMBER NINE VISUAL TECHNOLOGY CORPORATION

                         INDEX TO EXHIBITS FILED WITH
                        FORM S-8 REGISTRATION STATEMENT


Exhibit
Number          Description
- -------         -----------

(4.1) Form of Common Stock Certificate (Filed as Exhibit 4.2 to Registration Statement on Form S-1, as amended, File No. 33-91002, and incorporated herein by reference).

(4.2) Article Fourth of Restated Certificate of Incorporation (Filed as Exhibit 3.2 to the Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1995, and incorporated herein by reference).

(4.3) Restated By-Laws (Filed as Exhibit 3.4 to Registration Statement on Form S-1, as amended, File No. 33-91002, and incorporated herein by reference).

(5)             Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                as to the legality of shares being registered.

(10.1) Number Nine Visual Technology Corporation 1996 Employee, Director and Consultant Stock Option Plan.

(23.1)          Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                (included in opinion of counsel filed as Exhibit 5).

(23.2)          Consent of Coopers & Lybrand L.L.P.

(24) Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement).